ELEVENTH AMENDMENT TO

SECURITIES LENDING AGENCY AGREEMENT

This Eleventh Amendment to the Securities Lending Agency Agreement (“Amendment”) is entered into as of August 14, 2013 by and among Wells Fargo Advantage Income Opportunities Fund, Wells Fargo Advantage Multi-Sector Income Fund and Wells Fargo Advantage Utilities and High Income Fund, Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (the “Trusts” and each a “Trust”), on behalf of their funds now existing or hereafter created (the “Funds”), and Goldman Sachs Bank USA, doing business as Goldman Sachs Agency Lending ("GSAL").

WHEREAS, the parties entered into an Securities Lending Agency Agreement dated April 1, 2010 (the “Agreement”); and

WHEREAS, each of the Funds listed on Appendix A to the Agreement retained the services of GSAL to act as its agent in lending securities from time to time held in the Custody Account to certain borrowers, on the terms and conditions set forth in the Agreement; and

WHEREAS, the parties herein wish to amend the Agreement, specifically, Appendix A to the Agreement, so that each of the Funds identified in this Amendment may also retain the services of GSAL to act as its agent on the terms and conditions set forth in the Agreement; and

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Amendment.   The Agreement is hereby amended as follows:

Appendix A –

The addition of the Emerging Markets Equity Select Fund which is scheduled to commence operations in the fourth quarter 2013.

The removal of the Adjustable Rate Government Fund, Government Securities Fund, Short Duration Government Bond Fund and Inflation Protected Bond Portfolio.

2.   Recitals Incorporated; Definitions.

The foregoing recitals are true and correct and by this reference are incorporated herein.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.   Appendices, Schedules and Exhibits Incorporated.

All appendices and schedules referenced in this Amendment are incorporated herein.

Continuing Provisions of the Agreement.

Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

Counterpart Signatures.

This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the parties have caused this Eleventh Amendment to be executed and delivered as of the date first above written.

WELLS FARGO ADVANTAGE INCOME OPPORTUNITIES FUND

WELLS FARGO ADVANTAGE MULTI-SECTOR INCOME FUND,

each on behalf of itself as a Lender listed on Appendix A as amended from time to time

                                                                        By____________________________

                                                                              Name:  Jeremy DePalma

                                                                              Title:   Treasurer

                                                                        WELLS FARGO ADVANTAGE UTILITIES AND HIGH INCOME FUND

                                                                        By____________________________

                                                                              Name:  Jeremy DePalma

                                                                              Title:  Assistant Treasurer

                                                                        WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST,

each on behalf of their respective Lenders listed on Appendix A as amended from time to time

                                                                        By____________________________

                                                                              Name:  Jeremy DePalma

                                                                              Title:  Treasurer

                                                                        GOLDMAN SACHS BANK USA

                                                                        By____________________________

                                                                              Name:  Christel Carroll

                                                                              Title:  Vice President